UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377
Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2026 Mitesco, Inc. (the “Company”) received funding from a historical investor in the Company from a new 2026 Bridge Notes. The 10% Original Issue Discount Convertible Promissory Note (the “2026 Bridge Note”) with ZSP Capital, LLC. whose note has a face of $25,000. The note bears interest of 10% and has a maturity 12 months from the date of the note. Under the terms of the notes, the Company is obligated to repay a total of $27,500 as the note includes a 10% original issue discount. The notes may be converted into common stock of the Company at $0.15 per share, subject to certain adjustments. The description of the 2026 Bridge Note and related Securities Purchase Agreement represents summaries and are qualified in their entirety by Exhibit 10.1 and Exhibit 10.2, attached hereto and incorporated herein by reference.

The form of note and securities purchase agreement is attached to this report as Exhibit 10.1 and 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

The Company has issued 500,000 shares of restricted common stock to each of two (2) individuals as compensation for assistance with its TCDC edge computing network data center project. The shares were valued at $0.0375 each and will record a charge of $18,750 for each of the issuances.

The Company has issued 500,000 shares of restricted common stock to each of two (2) individuals as compensation for assistance with its Robo Agent application software project. The shares were valued at $0.0375 each and will record a charge of $18,750 for each of the issuances.

The securities described have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The securities where issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933 as amended.

As a result of these issuances there are approximately 51 million shares of common stock issued and outstanding as of the date of this filing..

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2026 the Company received the resignation of Dr. Jordan Ballencic from the Board of Directors. Dr. Ballencic cited a lack of available time to meet the responsibilities of the role as a Director of the Company as his reason for leaving. The Company has no conflicts with Dr. Ballencic and thanks him for his time on the Board. A copy of his resignation letter is attached to this filing in Exhibit 10.1.

Given the previously announced acquisition efforts the Board does not intend to fill the opening on the Board created as a result of Dr. Ballencic’s resignation.

Item 8.01 Other Events.

The Company continues discussions with a number of acquisition candidates and the restructuring of its Bridge notes and Series A Preferred shares.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Resignation letter from Dr. Jordan Balencic
10.2	Form of 2026 Bridge Note from ZSP Capital, LLC
10.3	Form of 2026 Bridhe Note Securities Purchase Agreement from ZSP Capital, LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2026	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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